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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Genzyme Corporation, and of our report dated February 25, 2008 relating to the financial statements of BioMarin/Genzyme LLC, which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Boston, Massachusetts July 1, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM